Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

CEMEX, S.A.B. de C.V.:

We consent to the incorporation by reference in (i) the Registration Statement on Form 5-8 (File No. 333-13970) of CEMEX, S.A.B. de C.V., (ii) the Registration Statement on Form S-8 (File No. 333-83962) of CEMEX, S.A.B. de C.V., (iii) the Registration Statement on Form S-8 (File No. 333-86090) of CEMEX, S.A.B. de C.V., (iv) the Registration Statement on Form S-8 (File No. 333-128657) of CEMEX, S.A.B. de C.V. and (v) the Registration Statement on Form F-3 (File No. 333-161787) of CEMEX, S.A.B. de C.V. of our reports dated April 23, 2013, with respect to the consolidated balance sheets of CEMEX, S.A.B. de C.V. and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 20-F of CEMEX, S.A.B. de C.V.

KPMG Cardenas Dosal, S.C.

/s/ Celin Zorrilla Rizo

Monterrey, N.L., México

April 23, 2013